UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2013

Simon Property Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 W. Washington Street

 Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 636-1600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07           Submission of Matters to a Vote of Security Holders

At the 2013 Annual Meeting of Stockholders held on May 14, 2013, the Company’s stockholders voted on the following business items which were set forth in the notice for the meeting:

Proposal 1 — Election of Directors: a proposal to elect ten (10) directors each for a one-year term ending at the 2014 annual meeting of stockholders, including three (3) persons elected as directors by the voting trustees who vote the Class B common stock;

Proposal 2 — Advisory Vote and Approval of the Company’s Executive Compensation:  a proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement; and

Proposal 3 — Ratification of Independent Registered Public Accounting Firm: a proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013.

The vote tabulation for each proposal is as follows:

Proposal 1 — Election of Directors

Nominee	For	Against	Abstain	Broker Non-Vote
Melvyn E. Bergstein	257,251,100	10,782,984	169,249	9,347,715
Larry C. Glasscock	267,414,776	628,544	160,013	9,347,715
Karen N. Horn, Ph.D.	233,379,518	34,656,606	167,209	9,347,715
Allan Hubbard	258,546,841	9,487,570	168,922	9,347,715
Reuben S. Leibowitz	258,561,518	9,471,208	170,607	9,347,715
Daniel C. Smith, Ph.D.	258,544,747	9,488,233	170,353	9,347,715
J. Albert Smith, Jr.	266,282,039	1,760,629	160,665	9,347,715

The voting trustees who vote the Company’s Class B common stock voted all 8,000 outstanding Class B shares for the election of the following three (3) persons as directors:

Herbert Simon

David Simon

Richard S. Sokolov

Proposal 2 — Advisory Vote and Approval of the Company’s Executive Compensation

For	Against	Abstain	Broker Non-Votes
147,678,978	113,536,262	6,988,093	9,347,715

Proposal 3 — Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain
275,621,577	1,720,189	209,282

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2013

SIMON PROPERTY GROUP, INC.

	By:	/s/ Steven E. Fivel
Steven E. Fivel,
Assistant General Counsel and Assistant Secretary